First Quarter 2018 Earnings Call April 26, 2018 Supplemental Information

Encompass Health 2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, disintermediation, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2017, the Form 10-Q for the quarter ended March 31, 2018, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Company’s Form 8-K, dated April 26, 2018, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this Investor Reference Book. Forward-Looking Statements

Encompass Health 3 Q1 2018 Summary............................................................................................................... 4-5 Clinical Collaboration Rate.................................................................................................... 6 Inpatient Rehabilitation Segment ............................................................................................ 7-8 Home Health & Hospice Segment ............................................................................................ 9-10 Consolidated Adjusted EBITDA................................................................................................ 11 Earnings per Share.............................................................................................................. 12-13 Adjusted Free Cash Flow ...................................................................................................... 14 Guidance ......................................................................................................................... 15-16 Free Cash Flow Assumptions and Uses....................................................................................... 17-18 Appendix Map of Locations................................................................................................................ 20 Pre-Payment Claims Denials - Inpatient Rehabilitation Segment........................................................ 21 Expansion Activity .............................................................................................................. 22 Rebranding and Name Change ................................................................................................ 23 Impact of New Revenue Recognition Accounting Standard............................................................... 24 Business Outlook ................................................................................................................ 25-27 Debt Schedule and Maturity Profile.......................................................................................... 28-29 Overview of Rollover Shares .................................................................................................. 30 New-Store/Same-Store Growth............................................................................................... 31-32 Payment Sources (Percent of Revenues) .................................................................................... 33 Inpatient Rehabilitation Operational and Labor Metrics.................................................................. 34 Home Health & Hospice Operational Metrics............................................................................... 35 Share Information .............................................................................................................. 36 Segment Operating Results.................................................................................................... 37-38 Reconciliations to GAAP ....................................................................................................... 39-45 End Notes ........................................................................................................................ 46-47 Table of Contents

Q1 2018 Summary

(In Millions)	Q1		Growth	
	Q1 2018	Q1 2017	Dollars	Percent
Encompass Health Consolidated				
Net operating revenues*	$ 1,046.0	$ 957.1	$ 88.9	9.3%
Adjusted EBITDA	$ 223.3	$ 200.8	$ 22.5	11.2%
Inpatient Rehabilitation Segment				
Net operating revenues*	$ 840.3	$ 777.8	$ 62.5	8.0%
Adjusted EBITDA	$ 223.8	$ 205.4	$ 18.4	9.0%
Home Health and Hospice Segment				
Net operating revenues*	$ 205.7	$ 179.3	$ 26.4	14.7%
Adjusted EBITDA	$ 33.5	$ 23.9	$ 9.6	40.2%

Major takeaways:

- Strong revenue and earnings growth in both segments
  - Inpatient rehabilitation growth driven by volume and pricing
    - ✓ Discharge growth of 6.7%; same store = 4.8%
      - A heavy incidence of influenza at acute care hospitals and the timing of discharges around Easter and Passover contributed to discharge growth.
    - ✓ Net revenue per discharge increase of 1.7%
  - Home health and hospice growth driven by volume
    - ✓ Admissions growth of 9.9%; same store = 7.4%
    - ✓ Revenue per episode decrease of 1.5%
- Consolidated Adjusted EBITDA increased 11.2% to $223.3 million
- Adjusted EPS of $0.93 per diluted share increased 32.9% - see pages 12 and 13.
- Adjusted free cash flow of $170.2 million - see page 14.

* See page 24 for discussion of the Company's adoption of a new revenue recognition accounting standard.

Reconciliations to GAAP provided on pages 39-45

Encompass Health

4

Q1 2018 Summary (cont.)

Expansion Activity (see page 22)

- Announced definitive agreement to acquire Camellia Healthcare
  - ✓ 18 hospice, 14 home health, and 2 private duty locations in Mississippi, Alabama, Louisiana, and Tennessee
  - ✓ $135 million cash purchase price expected to be funded with cash on hand and borrowings under revolving credit facility
  - ✓ Expected federal tax benefit with a present value of $20 million to $25 million
  - ✓ Expected to close prior to June 1, 2018
- Announced plans to build new inpatient rehabilitation hospitals in:
  - ✓ Boise, Idaho - 40 beds; joint venture with Saint Alphonsus
  - ✓ Katy, Texas - 40 beds
  - ✓ Dayton, Ohio - 60 beds; joint venture with Premier Health
    - EHC will relocate its existing 50-bed inpatient rehabilitation hospital to the new facility
- Opened one home health location in Oklahoma and acquired one hospice location in Oklahoma

Balance Sheet

- Leverage ratio of 3.0x at end of first quarter

Shareholder Distributions

- Purchased 1/3 of Rollover Shares held by members of the home health and hospice management team for ~$65 million in cash - see page 30.
- Paid quarterly cash dividend of $0.25 per share in January 2018
- Declared a $0.25 per share quarterly cash dividend in February 2018 (paid in April 2018)

Encompass Health 5

The Company Continues to Improve the Patient Experience Through Integrated Care Delivery

Inpatient Rehabilitation-Home Health Clinical Collaboration (All Payors) Overlap Markets*

- As of March 31, 2018, ~60% of Encompass Health's inpatient rehabilitation hospitals were located within overlap markets.*
- The clinical collaboration rate with Encompass Health's inpatient rehabilitation hospitals increased by 460 basis points in Q1 2018 compared to Q1 2017.
- The Company's clinical collaboration rate objective for overlap markets is 35% to 40% within the next two years.
- The primary objectives of clinical collaboration are to improve the patient experience and outcomes and to reduce the total cost of care across a post-acute episode.
  - Coordination between EHC IRFs and EHC home health teams is resulting in lower discharges to SNFs and higher discharges to home in overlap markets.
  - Within overlap markets, patient satisfaction scores are increasing while acute care hospital readmission rates are decreasing.


28.9%
Collaboration Rate
4,308
10,603
Q1 2017
33.5%
Collaboration Rate
5,409
10,726
Q1 2018
Encompass Health IRF Discharges to:
Encompass Health Home Health
Non-Encompass Health Home Health

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Home health locations in overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

Encompass Health 6

Inpatient Rehabilitation Segment - Revenue

($millions)	Q1 2018	Q1 2017	Favorable/ (Unfavorable)
Net operating revenues:*			
Inpatient	$ 817.1	$ 752.7	8.6%
Outpatient and other	23.2	25.1	(7.6%)
Total segment revenue	**$ 840.3**	**$ 777.8**	8.0%
(Actual Amounts)			
Discharges	45,108	42,259	6.7%
Same-store discharge growth			4.8%
Net patient revenue per discharge*	$ 18,114	$ 17,812	1.7%

- **Revenue growth was driven by volume and pricing growth.**
  - **A heavy incidence of influenza at acute care hospitals and the timing of discharges around Easter and Passover contributed to discharge growth.**
  - **New-store discharge growth resulted from joint ventures in Gulfport, MS (April 2017), Westerville, OH (April 2017), and Jackson, TN (July 2017) and a wholly owned hospital in Pearland, TX (October 2017).**
  - **Growth in net patient revenue per discharge primarily resulted from an increase in Medicare reimbursement rates and a year-over-year reduction in bad debt (which is now a component of revenue*).**
- **Outpatient and other revenue decrease was due primarily to continued closures of hospital-based outpatient programs.**

Encompass Health

* See page 24 for discussion of the Company's adoption of a new revenue recognition accounting standard.

7

Encompass Health 8 Inpatient Rehabilitation Segment - Adjusted EBITDA Q1 % of Revenue Q1 % of Revenue($millions) 2018 2017 Net operating revenues* $ 840.3 $ 777.8 Operating expenses: Salaries and benefits (424.2) 50.5% (398.2) 51.2% Other operating expenses(a) (122.9) 14.6% (111.8) 14.4% Supplies (35.9) 4.3% (33.7) 4.3% Occupancy costs (15.5) 1.8% (15.1) 1.9% Hospital operating expenses (174.3) 20.7% (160.6) 20.6% Other income(b) 0.5 1.0 Equity in nonconsolidated affiliates 2.0 1.9 Noncontrolling interests (20.5) (16.5) Segment Adjusted EBITDA $ 223.8 $ 205.4 Percent change 9.0% In arriving at Adjusted EBITDA, the following was excluded: (a) Loss (gain) on disposal of assets $ 0.8 $ (0.4) (b) Change in fair market value of equity securities(1) $ 0.6 $ — uSegment Adjusted EBITDA for the quarter of $223.8 million Ÿ All expense ratios benefited from a year-over-year reduction in bad debt (which is now a component of revenue*). • Salaries and benefits as a percent of revenue benefited from labor management and higher volumes. • Other operating expenses as a percent of revenue increased primarily due to increases in contract services. * See page 24 for discussion of the Company’s adoption of a new revenue recognition accounting standard. Reconciliations to GAAP provided on pages 39-45; Refer to pages 46-47 for end notes.

Encompass Health 9 Home Health and Hospice Segment - Revenue Q1 Q1 Favorable/ ($millions) 2018 2017 (Unfavorable) Net operating revenues:* Home health revenue $ 185.2 $ 163.7 13.1 % Hospice revenue 20.5 15.6 31.4 % Total segment revenue $ 205.7 $ 179.3 14.7 % Home Health Metrics (Actual Amounts) Admissions 33,855 30,810 9.9 % Same-store admissions growth 7.4 % Episodes 56,658 49,260 15.0 % Same-store episode growth 12.7 % Revenue per episode* $ 2,934 $ 2,978 (1.5)% u Revenue growth was driven by volume growth. Ÿ Approximately 150 basis points of same-store admissions growth resulted from clinical collaboration with Encompass Health’s IRFs. Ÿ Q1 2017 same-store admissions growth of 13.9% included strong improvement by the former CareSouth locations. u Revenue per episode was negatively impacted by an approximate $4 million reserve for a ZPIC audit. Ÿ Excluding this reserve, revenue per episode would have increased 0.7% as changes in patient mix offset the impact of Medicare reimbursement rate cuts. u Hospice revenue increased primarily due to same-store volume growth and acquisitions in 2017. * See page 24 for discussion of the Company’s adoption of a new revenue recognition accounting standard.

Encompass Health 10 Q1 % of Revenue Q1 % of Revenue($millions) 2018 2017 Net operating revenues* $205.7 $ 179.3 Operating expenses:(a) Cost of services (98.6) 47.9% (87.7) 48.9% Support and overhead costs (72.0) 35.0% (66.8) 37.3% (170.6) 82.9% (154.5) 86.2% Equity in net income of nonconsolidated affiliates 0.3 0.2 Noncontrolling interests(b) (1.9) (1.1) Segment Adjusted EBITDA $ 33.5 $ 23.9 Percent change 40.2% In arriving at Adjusted EBITDA, the following was excluded: (a) Gain on disposal of assets $ — $ (0.1) (b) SARs mark-to-market impact on noncontrolling interests(2) $ (1.0) $ — Home Health and Hospice Segment - Adjusted EBITDA * Reconciliation to GAAP provided on pages 29-31 uSegment Adjusted EBITDA for the quarter of $33.5 million. Ÿ Cost of services as a percent of revenue decreased primarily due to improvements in caregiver productivity and efficiency. Ÿ Support and overhead costs as a percent of revenue decreased primarily due to operating leverage resulting from revenue growth and the timing of incentive compensation accruals. * See page 24 for discussion of the Company’s adoption of a new revenue recognition accounting standard. Reconciliations to GAAP provided on pages 39-45; Refer to pages 46-47 for end notes.

Consolidated Adjusted EBITDA

Consolidated Adjusted EBITDA for the quarter of $223.3 million

- General and administrative expenses increased as a percent of consolidated revenue due to expenses associated with the Company's rebranding and name change.

($millions)		Q1 2018	% of Consolidated Revenue		Q1 2017	% of Consolidated Revenue
Inpatient rehabilitation segment Adjusted EBITDA	$	223.8		$	205.4	
Home health and hospice segment Adjusted EBITDA		33.5			23.9	
General and administrative expenses*		(34.0)	3.3%		(28.5)	3.0%
Consolidated Adjusted EBITDA	$	223.3		$	200.8	
Percentage change		11.2%				

General and Administrative Expenses Associated with Rebranding and Name Change

($millions)		Q1	Q2	Q3	Q4		Year to Date
2018	$	3.6	TBD	TBD	TBD	$	3.6
2017		0.5	1.7	1.5	2.5		6.2

Estimated operating expenses associated with rebranding and name change for full-year 2018 = ~$11 to $13 million (see page 23)

* General and administrative expenses in the above table exclude stock compensation of $26.1 million and $8.0 million for the first quarter of 2018 and 2017, respectively, as well as $1.0 million in transaction costs for the first quarter of 2018.

Reconciliations to GAAP provided on pages 39-45

Encompass Health 11

Encompass Health 12 Earnings per Share - As Reported Q1 (In Millions, Except Per Share Data) 2018 2017 Consolidated Adjusted EBITDA $ 223.3 $ 200.8 Depreciation and amortization (45.9) (45.2) Interest expense and amortization of debt discounts and fees (35.6) (41.3) Stock-based compensation expense (26.1) (8.0) Noncash (loss) gain on disposal of assets (0.8) 0.5 114.9 106.8 Certain items non-indicative of ongoing operating performance: Transaction costs (1.0) — SARs mark-to-market impact on noncontrolling interests(2) 1.0 — Change in fair market value of equity securities(1) (0.6) — Pre-tax income 114.3 106.8 Income tax expense (30.0) (39.7) Income from continuing operations* $ 84.3 $ 67.1 Interest and amortization on 2.0% Convertible Senior Subordinated Notes (net of tax)(3) — 2.5 Diluted shares (see page 36) 99.4 99.0 Diluted earnings per share*(3) $ 0.85 $ 0.70 u The increase in EPS for Q1 2018 resulted primarily from increased Adjusted EBITDA and a lower effective tax rate resulting from income tax reform. Ÿ Interest expense was lower due to the Company’s exercise of its early redemption option on its 2.0% Convertible Senior Subordinated Notes in Q2 2017. Ÿ Stock-based compensation increased due to higher SARs cost resulting from an increase in the public peer multiple and growth in the home health and hospice segment. * Earnings per share are determined using income from continuing operations attributable to Encompass Health. Refer to pages 46-47 for end notes.

Encompass Health 13 Q1 2018 2017 Earnings per share, as reported $ 0.85 $ 0.70 Adjustments, net of tax: Mark-to-market adjustment for stock appreciation rights(2) 0.08 0.02 Transaction costs 0.01 — Income tax adjustments — (0.03) Adjusted earnings per share* $ 0.93 $ 0.70 Adjusted Earnings per Share(4) * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 44-45. Refer to pages 46-47 for end notes. Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance.

2018 Adjusted Free Cash Flow(5)



$147.5
$22.5
$12.7
$3.2
($1.8)
($13.9)
$170.2
Adjusted Free Cash Flow 3 Mos. 2017
Adjusted EBITDA
Working Capital and Other
Cash Interest Expense
Cash Tax Payments, Net of Refunds
Maintenance Capital Expenditures
Adjusted Free Cash Flow 3 Mos. 2018

- Adjusted free cash flow in Q1 2018 grew 15.4% primarily as a result of increased Adjusted EBITDA and favorable working capital changes.
  - Working capital decreased primarily due to improved collection of accounts receivable (fewer claims denials).
  - Increased maintenance capital expenditures resulted from leasehold improvements and furnishings associated with the Company's new home office location (began occupancy on April 2, 2018), refurbishments at certain larger hospitals, growth in the IRF segment, and an enhanced hospital maintenance program.
  - The Company did not make a federal cash tax payment in Q1 2018; it continues to estimate 2018 cash tax payments of $105 million to $135 million.

Encompass Health

Reconciliations to GAAP provided on pages 39-45
Refer to pages 46-47 for end notes.

14

Encompass Health 15 Updated Guidance Adjusted EBITDA(6) Adjusted Earnings per Share from Continuing Operations Attributable to Encompass Health(4) Net Operating Revenues* Updated 2018 Full-Year Guidance Net Operating Revenues* Adjusted EBITDA(6) $845 million to $865 million Adjusted Earnings per Share from Continuing Operations Attributable to Encompass Health(4) $3.30 to $3.45 $4,080 million to $4,190 million $830 million to $850 million $3.25 to $3.40 $4,110 million to $4,210 million Previous 2018 Full-Year Guidance * See page 24 for discussion of the Company’s adoption of a new revenue recognition accounting standard. Refer to page 46-47 for end notes.

2018 Guidance Considerations

Inpatient Rehabilitation

- Estimated 0.8% increase in Medicare pricing before reserves related to bad debt for Q1 through Q3; ~1.25% for Q4
- Salary increase of ~3.0%; benefits increase of ~8.0% to 12.0%
- Revenue reserve (formerly bad debt expense) of 1.6% to 1.9% of net operating revenues* in Q2 through Q4

Home Health and Hospice

- Estimated 0.5% net Medicare pricing reduction before reserves related to bad debt for CY 2018
- Salary increase of ~3.0%; benefits increase of ~8.0% to 12.0%
- Inclusive of the Camellia transaction, which is expected to close prior to June 1, 2018

Consolidated

- Includes approximately $11 million to $13 million of corporate general and administrative expenses associated with the rebranding and name change
- Diluted share count of ~99.5 million shares
- Tax rate of ~28% (includes impact from Tax Cuts and Jobs Act)

Encompass Health

* See page 24 for discussion of the Company's adoption of a new revenue recognition accounting standard.

16

Encompass Health 17 u Increased cash payments for taxes in 2018 primarily due to exhaustion of federal NOL in Q1 2017 Adjusted Free Cash Flow(5) Assumptions Reconciliations to GAAP provided on pages 39-45. Refer to pages 46-47 for end notes. Certain Cash Flow Items (millions) 3 Months 2018 Actual 2018 Assumptions 2017 Actual • Cash interest expense (net of amortization of debt discounts and fees) $34.6 $140 to $150 $145.7 • Cash payments for taxes, net of refunds $1.5 $105 to $135 $94.5 • Working capital and other $(19.1) $50 to $70 $(24.1) • Maintenance CAPEX $36.1 $130 to $150 $138.3 • Adjusted Free Cash Flow $170.2 $340 to $440 $468.7 u Maintenance capital expenditures in 2018 reflect completion of new home office (began occupancy April 2, 2018) and completion of the ACE-IT installation (January 2018), offset by expenditures associated with rebranding. u Working capital increase in 2018 due to expected resumption of Medicare pre-payment claims denials

Encompass Health 18 Uses of Free Cash Flow 3 Months 2018 Actuals 2018 Assumptions 2017 Actuals Growth in Core Business IRF bed expansions $5.1 $30 to $40 $25.5 New IRFs - De novos 18.5 80 to 110 75.2 - Acquisitions — opportunistic 10.9 - Replacement IRFs and other 3.3 40 to 50 9.7 Home health and hospice acquisitions (includes Camellia in 2018) 0.6 160 to 185 27.9 $27.5 $310 to $385, excluding IRF acquisitions $149.2 Debt Reduction Debt redemptions (borrowings), net $0.6 $ opportunistic $163.0 Shareholder Distributions Cash dividends on common stock(8) 25.4 ~100 91.5 Purchase of Home Health Holdings rollover shares (see page 30) 65.1 ~65 N/A Common stock repurchases — opportunistic 38.1 $91.1 $TBD $292.6 Quarterly cash dividend currently set at $0.25 per common share ~$58 million authorization remaining as of March 31, 2018 Net redemptions in 2017 exclude ~$276 million associated with the non- cash conversion of the Convertible Senior Subordinated Notes.(7) See the debt schedule on page 28. Refer to pages 46-47 for end notes.

Appendix

Encompass Health 20 Portfolio as of March 31, 2018 Inpatient Rehabilitation Hospitals (“IRFs”) Home Health Locations Hospice Locations 8 Future IRFs** 36 States and Puerto Rico ~38,500 Employees * Excluding markets that have home health licensure barriers ** Previously announced under development † Based on 2016 data Note: One of the 127 IRFs and two of the 198 home health locations are nonconsolidated. These locations are accounted for using the equity method of accounting. Encompass Health A Leading Provider of Inpatient Rehabilitation and Home-Based Care Market Overlap ~60% of EHC’s IRFs have an EHC home health location within an approximate 30-mile radius.* Inpatient Rehabilitation - 03/31/18 127 IRFs (42 are Joint Ventures) 31 States and Puerto Rico ~29,700 Employees 22% of Licensed Beds† 29% of Medicare Patients Served† Key Statistics - Trailing 4 Quarters 174,771 Inpatient Discharges ~$3.2 Billion in Revenue Home Health and Hospice - 03/31/18 198 Home Health Locations 38 Hospice Locations 28 States ~8,800 Employees Key Statistics - Trailing 4 Quarters 127,915 Home Health Admissions 5,335 Hospice Admissions ~$799 Million in Revenue Largest Owner and Operator of IRFs 4th Largest Provider of Medicare-Certified Skilled Home Health Services

Pre-Payment Claims Denials - Inpatient Rehabilitation Segment

Background

- For several years, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials. On claims it takes to an administrative law judge ("ALJ"), Encompass Health historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In 2016, a federal court ordered HHS to eliminate the backlog by the end of CY 2020. HHS continues to object that it cannot clear the backlog in the timeframe established by the court. Although HHS remains bound by the order, the courts are considering how HHS will comply.
- All Medicare providers continue to experience delays resulting in a growing backlog.
  - Currently, ALJs are hearing Encompass Health appeals from claims denied up to eight years ago.
- CMS has implemented the Targeted Probe and Educate ("TPE") initiative. For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html
- Effective February 2018, Palmetto GBA assumed responsibilities for Cahaba's MAC jurisdiction. See announcement from CMS at https://www.cms.gov/Medicare/Medicare-Contracting/Medicare-Administrative-Contractors/Downloads/JurisdictionJAwardFactSheet-09082017.pdf

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q1 2018	$3.1	$(6.8)	$0.9	$—
Q4 2017	0.7	(7.8)	0.2	—
Q3 2017	7.4	(6.2)	2.2	—
Q2 2017	16.5	(7.7)	4.9	—
Q1 2017	19.0	(5.9)	5.7	—
Q4 2016	17.8	(4.4)	5.4	0.5
Q3 2016	15.7	(8.5)	4.6	—
Q2 2016	18.7	(4.9)	4.6	—
Q1 2016	22.7	(8.4)	6.0	—
Q4 2015	22.5	(4.1)	5.6	(1.3)
Q3 2015	22.0	(4.1)	5.9	(1.1)
Q2 2015	18.2	(3.8)	4.9	—
Q1 2015	16.3	(3.0)	4.2	—

Impact to Balance Sheet

	March 31, 2018	Dec. 31, 2017	Dec. 31, 2016
		(In Millions)	
Pre-payment claims denials	$ 159.4	$ 164.0	$ 159.7
Recorded reserves	(47.8)	(49.2)	(47.9)
Net accounts receivable from pre-payment claims denials	**$ 111.6**	**$ 114.8**	**$ 111.8**

Encompass Health 21

Expansion Activity

Inpatient Rehabilitation Facilities			
	# of New Beds		
	2018	2019	2020
De Novo:			
1 Shelby County, AL*	34	–	–
2 Hilton Head, SC	38	–	–
3 Murrieta, CA	–	50	–
4 Katy, TX	–	40	
Joint Ventures:			
5 Murrells Inlet, SC	29	–	–
6 Winston-Salem, NC	68	–	–
7 Lubbock, TX	–	40	–
8 Boise, ID	–	40	–
Bed Expansions, net**	~100	~100	~100
	~269	~270	~100

8 Previously Announced IRF Development Projects Underway*

2 New States

Q1 2018 expansion activity highlights:

- Announced formation of joint venture with Saint Alphonsus to build new 40-bed inpatient rehabilitation hospital in Boise, Idaho
- Announced plans to build new 40-bed inpatient rehabilitation hospital in Katy, Texas
- Announced formation of joint venture with Premier Health to build new 60-bed inpatient rehabilitation hospital in Dayton, Ohio; EHC will relocate its existing 50-bed hospital in Dayton to the new facility when it is complete.

In April 2018, the Company announced its plans to consolidate its three hospitals in the Fort Worth, Texas market to two locations. This market consolidation is expected to be completed in May 2018.

Home Health and Hospice	
	# of locations
December 31, 2017	237
Acquisitions	1
Opening of new locations	1
Merging of locations	(3)
March 31, 2018	236

Q1 2018 acquisition highlights:

- Announced definitive agreement to acquire Camellia Healthcare
  - ✓ 18 hospice, 14 home health, and 2 private duty locations across Mississippi, Alabama, Louisiana, and Tennessee
- Opened one new home health location in Oklahoma
- Acquired one new hospice location in Oklahoma

* Hospital in Shelby County, AL accepted its first patient in April 2018.

** Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays.

Encompass Health 22

Rebranding and Name Change

Encompass Health

- **The Company's rebranding and name change reinforce its existing strategy and position as an integrated provider of inpatient and home-based care.**
  - Effective January 1, 2018, HealthSouth Corporation changed its name to Encompass Health Corporation, with a corresponding ticker symbol change from "HLS" to "EHC."
  - Both business segments – inpatient rehabilitation and home health and hospice – will fully transition to the Encompass Health branding by the end of the first quarter of 2019.
  - Total rebranding investment estimated to be ~$25 million to $30 million, to be incurred between 2017 and 2019

	2017	2018	2019	Total
Operating expenses*	~$6 million	~$11 to $13 million	~$1 to $2 million	~$18 to $21 million
Capital expenditures	~$1 million	~$5 to $6 million	~$1 to $2 million	~$7 to $9 million
Total rebranding investment	~$7 million	~$16 to $19 million	~$2 to $4 million	~$25 to $30 million

*Included in corporate general and administrative expenses line item

Encompass Health 23

Impact of the New Revenue Recognition Accounting Standard

- During the first quarter of 2018, Encompass Health adopted a new accounting standard (ASC 606 - Revenue from Contracts with Customers) which clarifies the standard for recognizing revenue.
- The primary impact to the Company's financial reporting was that amounts it previously presented as provision for doubtful accounts became a component of net operating revenue (both segments impacted similarly).
  - This had the effect of reducing net operating revenues but was neutral to Adjusted EBITDA and adjusted EPS.
- The Company retrospectively adopted the new standard during Q1 2018, which means previously reported quarterly and full-year results for 2017 have been updated to reflect the requirements of the new standard.

Impact of the New Revenue Standard - Historical Periods

	As Historically Reported						As Currently Reported Under New Standard					
	Q4-17	Q3-17	Q2-17	Q1-17	FY 2017	FY 2016	Q4-17	Q3-17	Q2-17	Q1-17	FY 2017	FY 2016
Net operating revenue (millions)	$ 1,019.7	$ 995.6	$ 981.3	$ 974.8	$ 3,971.4	$ 3,707.2	$ 1,000.8	$ 981.6	$ 966.4	$ 957.1	$ 3,913.9	$ 3,642.6
Provision for doubtful accounts (millions)	9.7	12.6	13.7	16.4	52.4	61.2	—	—	—	—	—	—
Other operating expenses (millions)	139.5	137.6	130.5	129.1	536.7	492.1	138.3	136.2	129.3	127.8	531.6	488.7
Inpatient rehabilitation revenue/discharge	17,871	17,896	17,823	18,131	17,929	17,577	17,693	17,654	17,557	17,812	17,679	17,265
IRF Segment - Prov. for doubtful accounts as a % of revenue	1.0%	1.4%	1.6%	1.8%	1.5%	1.9%	N/A	N/A	N/A	N/A	N/A	N/A
Home health revenue/episode	2,989	3,022	2,989	2,991	2,998	3,031	2,976	3,008	2,975	2,978	2,984	3,017
Adjusted EBITDA (millions)	208.2	204.6	209.5	200.8	823.1	793.6	No Change					
Adjusted EPS	0.70	0.66	0.71	0.70	2.76	2.67	No Change					

Impact of the New Revenue Standard - Current Period

	Pro Forma Under Previous Accounting Standard					As Currently Reported Under New Standard				
	Q4-18	Q3-18	Q2-18	Q1-18	YTD 2018	Q4-18	Q3-18	Q2-18	Q1-18	YTD 2018
Net operating revenue (millions)	$ —	$ —	$ —	$ 1,056.7	$ 1,056.7	$ —	$ —	$ —	$ 1,046.0	$ 1,046.0
Provision for doubtful accounts (millions)	—	—	—	10.7	10.7	—	—	—	—	—
Inpatient rehabilitation revenue/discharge	—	—	—	18,297	18,297	—	—	—	18,114	18,114
IRF Segment - Prov. for doubtful accounts as a % of revenue	—	—	—	1.1%	1.1%	—	—	—	N/A	N/A
Home health revenue/episode	—	—	—	2,937	2,937	—	—	—	2,934	2,934
Adjusted EBITDA (millions)	No Change					No Change				
Adjusted EPS	No Change					No Change				

Encompass Health 24

Encompass Health 25 Business Outlook: 2018 to 2020 2018 2019 2020 Key Operational Initiatives • Implement rebranding and name change • Enhance clinical collaboration between the Company’s IRFs and home health locations • Develop and implement post-acute patient navigation tools (e.g., Post-Acute Innovation Center) • Refine and expand use of clinical data analytics to further improve patient outcomes (e.g., ReAct; Sepsis Alert) • Increase participation in alternative payment models Core Growth • Same-store IRF growth • New-store IRF growth (de novos and acquisitions) • Same-store home health and hospice growth • New-store home health and hospice growth (acquisitions and de novos) Expansion of Service Offerings • Consider acquisitions of other complementary businesses Strong Balance Sheet • Maintain real estate ownership strategy and balance sheet flexibility Shareholder Distributions • Quarterly cash dividends on common stock • Opportunistic common stock repurchases • Purchases of Home Health Holdings rollover shares

Business Outlook 2018 to 2020: Revenue Assumptions

Volume (Includes New Stores)	Inpatient Rehabilitation* 3+% annual discharge growth			Home Health* 10+% annual admission growth		
Medicare Pricing	Approx. 74% of Revenue			Approx. 86% of Revenue		
	FY 2018 Q417-Q318[9]	FY 2019 Q418-Q319 Estimate†	FY 2020 Q419-Q320 Estimate†	CY 2018 Q118-Q418[9]	CY 2019 Q119-Q419 Estimate†	CY 2020 Q120-Q420[10]
Market basket update	1.0%	2.8%	2.9%	1.0%	2.8%	1.5%
Healthcare reform reduction	-	(75) bps	-	-	-	-
Coding intensity reduction	-	-	-	(0.9%)	-	-
Legislative changes to the rural add-on program[10]	-	-	-	-	~(0.1%)	~(0.2%)
Healthcare reform productivity adjustment	-	(80) bps	(50) bps	-	(80) bps	-
Net impact - all providers	1.0%	1.25%	2.4%	0.1%	~1.9%	~1.3%
Impact from case mix re-weighting	-	-	-	(0.6%)	-	-
Estimated impact to Encompass Health[11]	0.8%			(0.5%)		
Medicare Advantage and Managed Care Pricing	Approx. 19% of Revenue			Approx. 13% of Revenue		
Expected Increases	2-4%	2-4%	2-4%	0-2%	0-2%	0-2%

* Outpatient and hospice, which services accounted for 4.6% of total operating revenues for full-year 2017, are not included in the pricing assumptions.

† Estimates are based on current CMS and Congressional Budget Office projections which do not include potential changes from legislation or the CMS rule-making process.
Refer to pages 46-47 for end notes.

Encompass Health 26

Business Outlook 2018 to 2020: Labor and Other Expense Assumptions

Inpatient Rehabilitation | **Home Health and Hospice**

Salaries and Benefits	2018	2019	2020
Salary increases	2.75-3.25%	2.75-3.25%	2.75-3.25%
Benefit costs increases	8-12%*	5-10%	5-10%


Salaries and Benefits ~70%
IRF Expenses ~30%

% of Salaries and Benefits	
Salaries	~90%
Benefits	~10%


Salaries and Benefits ~85%
Other Expenses ~15%

IRF Expenses

- Other operating expenses and supply costs tracking with inflation

Home Health and Hospice Expenses

- Other operating expenses and supply costs tracking with inflation

Encompass Health

* Expected benefit costs increase in 2018 is reflective of lower group medical expenses incurred in 2017.

27

Encompass Health 28 Debt Schedule Reconciliations to GAAP provided on pages 39-45. . Change in March 31, December 31, Debt vs. ($millions) 2018 2017 YE 2017 Advances under $700 million revolving credit facility, September 2022 - LIBOR +150bps $ 95.0 $ 95.0 $ — Term loan facility, September 2022 - LIBOR +150bps 291.0 294.7 (3.7) Bonds Payable: 5.125% Senior Notes due 2023 296.1 295.9 0.2 5.75% Senior Notes due 2024 1,194.1 1,193.9 0.2 5.75% Senior Notes due 2025 344.6 344.4 0.2 Other notes payable 87.9 82.3 5.6 Capital lease obligations 268.4 271.5 (3.1) Long-term debt $ 2,577.1 $ 2,577.7 $ (0.6) Debt to Adjusted EBITDA 3.0x 3.1x

Encompass Health 29 Debt Maturity Profile - Face Value 2018 2021 2022 2022 2023 2024 2025 $350 Senior Notes 5.75% $1,200 Senior Notes 5.75% $300 Senior Notes 5.125% $95 Drawn + $37 reserved for LC’s As of March 31, 2018* ($ in millions) $568 Available Callable beginning November 2017 Revolver Revolver Capacity $291 Term Loans Callable beginning September 2020 No significant debt maturities prior to 2022 Callable beginning March 2018 * This chart does not include ~$268 million of capital lease obligations or ~$88 million of other notes payable. See the debt schedule on page 28.

Encompass Health 30 Options Holder – The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18*; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20 Company – The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20 upon 20 days prior written notice Valuation Fair value of the Rollover Shares is determined using the product of Home Health Holdings’ EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent. As of March 31, 2018, the value of the Rollover Shares was ~$170 million. In connection with the 2014 acquisition of Encompass Home Health and Hospice: • Certain members of that management team rolled a portion of their pre- acquisition equity into the post-acquisition entity (“Home Health Holdings”) resulting in a 16.7% ownership interest (the “Rollover Shares”). • Home Health Holdings was capitalized with a promissory note to the parent company totaling ~$385 million (equal to 5.5x the segment’s 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure. • To the extent Home Health Holdings needs cash (e.g., acquisitions, capex, etc.), such amounts may be added to the principal amount of the note or via the creation of new notes. Cash generated from the operations of Home Health Holdings may be used to pay interest and principal on the note(s). Overview of Rollover Shares Held by Members of the Home Health and Hospice Management Team Background Home Health Holdings Rollover Shares 16.7% * In February 2018, each management investor exercised the right to sell 1/3 of his or her Rollover Shares to EHC, representing ~5.6% of the outstanding common shares of Holdings. EHC settled the acquisition of those shares upon payment of ~$65 million in cash.

Encompass Health 31 25.0 20.0 15.0 10.0 5.0 0.0 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018Discharges Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Fairlawn(12) 1.1% New Store 4.4% 5.7% 15.6% 14.2% 11.7% 10.7% 1.3% 1.2% 1.9% 2.4% 2.0% 1.9% Same Store* 2.8% 3.9% 3.0% 2.8% 1.9% 1.9% 0.1% 1.6% 1.6% 1.4% 3.9% 4.8% Total by Qtr. 8.3% 9.6% 18.6% 17.0% 13.6% 12.6% 1.4% 2.8% 3.5% 3.8% 5.9% 6.7% Total by Year 10.9% 10.8% 4.0% Same-Store Year* 3.2% 1.7% 1.8% Same-Store Year UDS(13) 1.3% (0.6)% (0.5)% Reliant (857 beds) Franklin, TN (40 beds) Lexington, KY (158 beds) Savannah, GA (50 beds) * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Refer to pages 46-47 for end notes. New-Store/Same-Store Growth Inpatient Rehabilitation Pearland, TX (40 beds) Modesto, CA (50 beds) Gulfport, MS (33 beds) Westerville, OH (60 beds) Bryan, TX (49 beds) Broken Arrow, OK (22 beds) Hot Springs, AR (27 beds) Jackson, TN (48 beds)

Encompass Health 32 70.0 60.0 50.0 40.0 30.0 20.0 10.0 0.0 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018Admissions Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 New Store 43.5% 41.6% 35.4% 8.1% 5.7% 6.4% 6.7% 3.5% 2.5% Same Store* 12.6% 11.1% 15.3% 14.0% 13.9% 13.3% 8.8% 10.1% 7.4% Total by Quarter 56.1% 52.7% 50.7% 22.1% 19.6% 19.7% 15.5% 13.6% 9.9% Total by Year 43.6% 17.0% Same-Store Year* 13.7% 11.4% Acquired CareSouth (44 home health agencies in 7 states) in November 2015 * Includes consolidated home health agencies classified as same store during each period New-Store/Same-Store Growth Home Health u In 2016, the Company acquired or opened 10 home health locations. u In 2017, the Company acquired or opened 15 home health locations. u In Q1 2018, the Company opened 1 home health location.

Encompass Health 33 Payment Sources (Percent of Revenues) Inpatient Rehabilitation Segment Home Health and Hospice Segment Consolidated Q1 Q1 Q1 Full Year 2018 2017 2018 2017 2018 2017 2017 Medicare 74.4% 73.7% 86.1% 85.0% 76.6% 75.8% 76.0% Medicare Advantage 8.6% 8.3% 9.7% 10.2% 8.8% 8.7% 8.6% Managed care 10.1% 10.9% 3.7% 4.0% 8.9% 9.6% 9.3% Medicaid 2.9% 2.8% 0.2% 0.6% 2.4% 2.4% 2.5% Other third-party payors 1.4% 1.5% —% —% 1.1% 1.2% 1.3% Workers’ compensation 0.9% 1.0% —% —% 0.7% 0.8% 0.7% Patients 0.5% 0.6% 0.2% 0.1% 0.5% 0.5% 0.5% Other income 1.2% 1.2% 0.1% 0.1% 1.0% 1.0% 1.1% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%

Encompass Health 34 Inpatient Rehabilitation Operational and Labor Metrics Q1 Q4 Q3 Q2 Q1 Full Year 2018 2017 2017 2017 2017 2017 (In Millions) Net patient revenue-inpatient $ 817.1 $ 776.9 $ 758.2 $ 751.5 $ 752.7 $ 3,039.3 Net patient revenue-outpatient and other revenues 23.2 25.6 25.2 26.1 25.1 102.0 Net operating revenues* $ 840.3 $ 802.5 $ 783.4 $ 777.6 $ 777.8 $ 3,141.3 (Actual Amounts) Discharges(14) 45,108 43,910 42,948 42,805 42,259 171,922 Net patient revenue per discharge* $ 18,114 $ 17,693 $ 17,654 $ 17,556 $ 17,812 $ 17,678 Outpatient visits 127,308 131,787 138,689 153,415 152,454 576,345 Average length of stay 12.7 12.6 12.8 12.7 12.9 12.7 Occupancy % 71.9% 67.7% 68.2% 69.3% 71.0% 67.8% # of licensed beds 8,831 8,851 8,748 8,641 8,528 8,851 Occupied beds 6,349 5,992 5,966 5,988 6,055 6,001 Full-time equivalents (FTEs)(15) 20,978 20,739 20,740 20,474 20,254 20,552 Contract labor 285 255 235 251 260 250 Total FTE and contract labor 21,263 20,994 20,975 20,725 20,514 20,802 EPOB(16) 3.35 3.50 3.52 3.46 3.39 3.47 * See page 24 for discussion of the Company’s adoption of a new revenue recognition accounting standard. Refer to pages 46-47 for end notes.

Encompass Health 35 Home Health and Hospice Operational Metrics Q1 Q4 Q3 Q2 Q1 Full Year 2018 2017 2017 2017 2017 2017 (In Millions) Net home health revenue $ 185.2 $ 185.9 $ 179.3 $ 171.8 $ 163.7 $ 700.7 Net hospice and other revenue 20.5 20.3 19.0 17.0 15.6 71.9 Net operating revenues* $ 205.7 $ 206.2 $ 198.3 $ 188.8 $ 179.3 $ 772.6 Home Health: (Actual Amounts) Admissions(17) 33,855 31,766 31,471 30,823 30,810 124,870 Recertifications 25,229 25,479 24,396 22,568 20,546 92,989 Episodes 56,658 56,625 53,757 52,101 49,260 211,743 Average revenue per episode* $ 2,934 $ 2,976 $ 3,008 $ 2,975 $ 2,978 $ 2,984 Episodic visits per episode 17.9 17.3 17.7 18.1 18.7 17.9 Total visits 1,174,950 1,124,268 1,101,109 1,095,225 1,070,356 4,390,958 Cost per visit $ 75 $ 77 $ 76 $ 73 $ 75 $ 75 Hospice: Admissions(18) 1,593 1,355 1,273 1,114 1,128 4,870 Patient days 143,231 134,113 123,491 113,028 108,717 479,350 Revenue per day* $ 142 $ 150 $ 145 $ 149 $ 141 $ 146 * See page 24 for discussion of the Company’s adoption of a new revenue recognition accounting standard. Refer to pages 46-47 for end notes.

Encompass Health 36 Share Information Refer to pages 46-47 for end notes. Weighted Average for the Period Q1 Full Year 2018 2017 2017 2016 2015 Basic shares outstanding(7) 97.8 88.8 93.7 89.1 89.4 Convertible perpetual preferred stock(19) — — — — 1.0 Convertible senior subordinated notes(7) — 8.6 4.0 8.5 8.3 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.6 1.6 1.6 1.9 2.3 Diluted shares outstanding 99.4 99.0 99.3 99.5 101.0 End of Period Q1 Full Year (Millions) 2018 2017 2017 2016 2015 Basic shares outstanding(7) 97.9 88.8 97.6 88.3 89.3

Segment Operating Results

(In Millions)	Q1 2018 IRF	Q1 2018 Home Health and Hospice	Q1 2018 Reclasses	Q1 2018 Consolidated	Q1 2017 IRF	Q1 2017 Home Health and Hospice	Q1 2017 Reclasses	Q1 2017 Consolidated
Net operating revenues	$ 840.3	$ 205.7	$ —	$ 1,046.0	$ 777.8	$ 179.3	$ —	$ 957.1
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(424.2)	—	(146.0)	(570.2)	(398.2)	—	(131.9)	(530.1)
Other operating expenses[a]	(122.9)	—	(17.5)	(140.4)	(111.8)	—	(16.5)	(128.3)
Supplies	(35.9)	—	(4.0)	(39.9)	(33.7)	—	(3.3)	(37.0)
Occupancy	(15.5)	—	(3.1)	(18.6)	(15.1)	—	(2.8)	(17.9)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(98.6)	98.6	—	—	(87.7)	87.7	—
Support and overhead costs	—	(72.0)	72.0	—	—	(66.8)	66.8	—
	(598.5)	(170.6)	—	(769.1)	(558.8)	(154.5)	—	(713.3)
Other income[b]	0.5	—	—	0.5	1.0	—	—	1.0
Equity in net income of nonconsolidated affiliates	2.0	0.3	—	2.3	1.9	0.2	—	2.1
Noncontrolling interests[c]	(20.5)	(1.9)	—	(22.4)	(16.5)	(1.1)	—	(17.6)
Segment Adjusted EBITDA	**$ 223.8**	**$ 33.5**	**$ —**	**257.3**	**$ 205.4**	**$ 23.9**	**$ —**	**229.3**
General and administrative expenses[d][e]				(34.0)				(28.5)
Adjusted EBITDA				**$ 223.3**				**$ 200.8**

In arriving at Adjusted EBITDA, the following were excluded:

	Q1 2018 IRF	Q1 2018 Home Health and Hospice	Q1 2018 Reclasses	Q1 2018 Consolidated	Q1 2017 IRF	Q1 2017 Home Health and Hospice	Q1 2017 Reclasses	Q1 2017 Consolidated
(a) Loss (gain) on disposal of assets	$ 0.8	$ —	$ —	$ 0.8	$ (0.4)	$ (0.1)	$ —	$ (0.5)
(b) Change in fair market value of equity securities[1]	$ 0.6	$ —	$ —	$ 0.6	$ —	$ —	$ —	$ —
(c) SARs mark-to-market impact on noncontrolling interests[2]	$ —	$ (1.0)	$ —	$ (1.0)	$ —	$ —	$ —	$ —
(d) Stock-based compensation	$ —	$ —	$ —	$ 26.1	$ —	$ —	$ —	$ 8.0
(e) Transaction costs	$ —	$ —	$ —	$ 1.0	$ —	$ —	$ —	$ —

Encompass Health

Reconciliations to GAAP provided on pages 39-45; Refer to pages 46-47 for end notes.

37

Encompass Health 38 Segment Operating Results Year Ended December 31, 2017 (In Millions) IRF Home Health and Hospice Reclasses Consolidated Net operating revenues $ 3,141.3 $ 772.6 $ — $ 3,913.9 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (1,603.8) — (550.8) (2,154.6) Other operating expenses(a) (462.5) — (64.5) (527.0) Supplies (135.7) — (13.6) (149.3) Occupancy (61.9) — (11.6) (73.5) Home Health and Hospice: Cost of services sold (excluding depreciation and amortization) — (363.3) 363.3 — Support and overhead costs — (277.2) 277.2 — (2,263.9) (640.5) — (2,904.4) Other income 4.1 — — 4.1 Equity in net income of nonconsolidated affiliates 7.3 0.7 — 8.0 Noncontrolling interest(b) (67.6) (6.9) — (74.5) Segment Adjusted EBITDA $ 821.2 $ 125.9 $ — 947.1 General and administrative expenses(c) (124.0) Adjusted EBITDA $ 823.1 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss (gain) on disposal of assets $ 4.8 $ (0.2) $ — $ 4.6 (b) Tax reform impact on noncontrolling interests(20) $ 0.5 $ 4.1 $ — $ 4.6 (c) Stock-based compensation $ — $ — $ — $ 47.7 Reconciliations to GAAP provided on pages 39-45; Refer to pages 46-47 for end notes.

Encompass Health 39 Reconciliation of Net Income to Adjusted EBITDA(6) 2018 Q1 (in millions, except per share data) Total Per Share Net Income $ 105.2 Loss from disc ops, net of tax, attributable to Encompass Health 0.5 Net income attributable to noncontrolling interests (21.4) Income from continuing operations attributable to Encompass Health* 84.3 $ 0.85 Provision for income tax expense 30.0 Interest expense and amortization of debt discounts and fees 35.6 Depreciation and amortization 45.9 Net noncash loss on disposal of assets 0.8 Stock-based compensation expense 26.1 Transaction costs 1.0 SARs mark-to-market impact on noncontrolling interests(2) (1.0) Change in fair market value of equity securities(1) 0.6 Adjusted EBITDA $ 223.3 Weighted average common shares outstanding: Basic 97.8 Diluted 99.4 * Per share amounts for each period presented are based on diluted weighted-average shares outstanding. Refer to pages 46-47 for end notes.

Reconciliation of Net Income to Adjusted EBITDA(6)

	2017									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 84.4		$ 79.4		$ 85.1		$ 86.5		$ 335.4	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.3		(0.2)		0.1		0.2		0.4	
Net income attributable to noncontrolling interests	(17.6)		(16.4)		(19.2)		(25.9)		(79.1)	
Income from continuing operations attributable to Encompass Health*	67.1	$ 0.70	62.8	$ 0.66	66.0	$ 0.67	60.8	$ 0.61	256.7	$ 2.69
Provision for income tax expense	39.7		28.6		43.1		49.2		160.6	
Interest expense and amortization of debt discounts and fees	41.3		40.4		36.8		35.9		154.4	
Depreciation and amortization	45.2		45.8		46.2		46.6		183.8	
Loss on early extinguishment of debt	—		10.4		0.3		—		10.7	
Net noncash (gain) loss on disposal of assets	(0.5)		0.8		3.0		1.3		4.6	
Stock-based compensation expense	8.0		20.7		9.2		9.8		47.7	
Tax reform impact on noncontrolling interests(20)	$ —		$ —		$ —		$ 4.6		$ 4.6	
Adjusted EBITDA	$ 200.8		$ 209.5		$ 204.6		$ 208.2		$ 823.1	
Weighted average common shares outstanding:										
Basic		88.8		90.3		97.8		97.6		93.7
Diluted		99.0		98.9		99.0		99.2		99.3

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 46-47 for end notes.

40

Encompass Health 41 Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA Q1 Full Year (In Millions) 2018 2017 2017 Net cash provided by operating activities $ 216.3 $ 180.8 $ 658.3 Interest expense and amortization of debt discounts and fees 35.6 41.3 154.4 Equity in net income of nonconsolidated affiliates 2.3 2.1 8.0 Net income attributable to noncontrolling interests in continuing operations (21.4) (17.6) (79.1) Amortization of debt-related items (1.0) (3.5) (8.7) Distributions from nonconsolidated affiliates (1.2) (2.1) (8.6) Current portion of income tax expense (benefit) 33.0 (9.3) 85.0 Change in assets and liabilities (40.7) 8.2 7.4 Tax reform impact on noncontrolling interests(20) — — 4.6 Cash used in operating activities of discontinued operations 0.7 0.4 0.6 Transaction costs 1.0 — — SARs mark-to-market impact on noncontrolling interests(2) (1.0) — — Change in fair market value of equity securities(1) 0.6 — — Other (0.9) 0.5 1.2 Adjusted EBITDA $ 223.3 $ 200.8 $ 823.1 Refer to pages 46-47 for end notes.

Encompass Health 42 Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense Three Months Ended Year Ended March 31, December 31, 2018 2017 2017 (In Millions) Total segment Adjusted EBITDA $ 257.3 $ 229.3 $ 947.1 General and administrative expenses (61.1) (36.5) (171.7) Depreciation and amortization (45.9) (45.2) (183.8) (Loss) gain on disposal of assets (0.8) 0.5 (4.6) Loss on early extinguishment of debt — — (10.7) Interest expense and amortization of debt discounts and fees (35.6) (41.3) (154.4) Net income attributable to noncontrolling interests 21.4 17.6 79.1 SARs mark-to-market impact on noncontrolling interests 1.0 — — Change in fair market value of equity securities(1) (0.6) — — Tax reform impact on noncontrolling interests(20) — — (4.6) Income from continuing operations before income tax expense $ 135.7 $ 124.4 $ 496.4 Refer to pages 46-47 for end notes.

Encompass Health 43 Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow(5) Q1 Full Year (In Millions) 2018 2017 2017 Net cash provided by operating activities $ 216.3 $ 180.8 $ 658.3 Impact of discontinued operations 0.7 0.4 0.6 Net cash provided by operating activities of continuing operations 217.0 181.2 658.9 Capital expenditures for maintenance (36.1) (22.2) (138.3) Distributions paid to noncontrolling interests of consolidated affiliates (15.4) (11.5) (51.9) Items non-indicative of ongoing operating performance: Transaction costs and related assumed liabilities 0.4 — — Cash paid for SARs exercise 4.3 — — Adjusted free cash flow $ 170.2 $ 147.5 $ 468.7 Cash dividends on common stock $ 25.4 $ 22.2 $ 91.5 Refer to pages 46-47 for end notes.

Adjusted EPS[4] - Q1 2018

	For the Three Months Ended March 31, 2018					
		Adjustments				
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities[1]	As Adjusted
	(In Millions, Except Per Share Amounts)					
Adjusted EBITDA	$ 223.3	$ –	$ –	$ –	$ –	$ 223.3
Depreciation and amortization	(45.9)	–	–	–	–	(45.9)
Interest expense and amortization of debt discounts and fees	(35.6)	–	–	–	–	(35.6)
Stock-based compensation	(26.1)	11.6	–	–	–	(14.5)
Loss on disposal of assets	(0.8)	–	–	–	–	(0.8)
Transaction costs	(1.0)	–	–	1.0	–	–
SARs mark-to-market impact on noncontrolling interests[2]	1.0	(1.0)	–	–	–	–
Change in fair market value of equity securities[1]	(0.6)	–	–	–	0.6	–
Income from continuing operations before income tax expense	114.3	10.6	–	1.0	0.6	126.5
Provision for income tax expense	(30.0)	(3.0)	(0.2)	(0.3)	(0.2)	(33.7)
Income from continuing operations attributable to Encompass Health	$ 84.3	$ 7.6	$ (0.2)	$ 0.7	$ 0.4	$ 92.8
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	–					
Numerator for diluted earnings per share	$ 84.3					
Diluted earnings per share from continuing operations, as reported*	$ 0.85	$ 0.08	$ –	$ 0.01	$ –	$ 0.93
Diluted shares used in calculation	99.4					

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 46-47 for end notes.

44

Encompass Health 45 For the Three Months Ended March 31, 2017 Adjustments As Reported Mark-to- Market Adjustment on Stock Compensation Expense Income Tax Adjustments As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 200.8 $ — $ — $ 200.8 Depreciation and amortization (45.2) — — (45.2) Interest expense and amortization of debt discounts and fees (41.3) — — (41.3) Stock-based compensation (8.0) 3.3 — (4.7) Gain on disposal of assets 0.5 — — 0.5 Income from continuing operations before income tax expense 106.8 3.3 — 110.1 Provision for income tax expense (39.7) (1.3) (2.6) (43.6) Income from continuing operations attributable to Encompass Health $ 67.1 $ 2.0 $ (2.6) $ 66.5 Add: Interest on convertible debt, net of tax(3) 2.5 2.5 Numerator for diluted earnings per share $ 69.6 $ 69.0 Diluted earnings per share from continuing operations* $ 0.70 $ 0.02 $ (0.03) $ 0.70 Diluted shares used in calculation 99.0 Adjusted EPS(4) - Q1 2017 * Adjusted EPS may not sum across due to rounding. Refer to pages 46-47 for end notes.

Encompass Health 46 End Notes (1) During the first quarter of 2018, the Company adopted Accounting Standards Update No. 2016-01, “Financial Instruments - Overall (Topic 825): Recognition and Measurement of Financial Assets and Liabilities,” and began recognizing mark-to-market gains and losses associated with available-for-sale securities through net income instead of accumulated other comprehensive income. (2) In connection with the acquisition of Encompass Home Health & Hospice, the Company granted stock appreciation rights based on the fair value of the common stock of HealthSouth Home Health Holdings, Inc. to certain members of Encompass Home Health & Hospice management. The fair value of Holdings’ common stock is the amount by which the product of the trailing 12-month adjusted EBITDA for Holdings and the median market EBITDA multiple based on a basket of public home health companies and certain public home health acquisition transactions exceeds the initial fair value assigned to the Holdings’ stock. The fair value also takes into consideration the balance of the intercompany note in place and the net debt of Holdings. The fair value of these SARs will vary from period to period primarily based on the performance of the Company’s home health and hospice segment and the change in the median market multiple. Half of the SARs vest of January 1, 2019, and the other half vest on January 1, 2020. Once vested, they are exercisable until they expire on December 31, 2024 or in connection with termination of employment. (3) The interest and amortization and the loss on early extinguishment of debt related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share because the debt was assumed to have been converted at the beginning of the period, and the applicable shares were included in the diluted share count. (4) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (5) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non- indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (6) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (7) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company’s common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment. * Reconciliations to GAAP provided on pages 39-45.

Encompass Health 47 End Notes, con’t. (8) On July 21, 2016, the board of directors approved a $0.01 per share, or 4.3%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.24 per common share. On July 20, 2017, the board of directors approved a $0.01 per share, or 4.2%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.25 per common share. (9) The Medicare Access and CHIP Reauthorization Act of 2015 mandated a market basket update of +1.0% in 2018 for post-acute providers including rehabilitation hospitals as well as home health and hospice agencies. (10) The Bipartisan Budget Act of 2018 provides for a home health market basket update of 1.5% for CY 2020 and the elimination of any productivity adjustment to the market basket for that year. It also provides for the extension of the rural add-on adjustment through 2022, albeit declining in amount along the way. The adjustment is a reimbursement add-on for episodes in areas with a population density of six or fewer individuals per square mile. (11) The Company estimates the expected impact of each rule utilizing, among other things, the acuity of its patients over the 8-month (home health) to 12-month (inpatient rehabilitation) period prior to each rule’s release and incorporates other adjustments included in each rule. These estimates are prior to the impact of sequestration. (12) The Company acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased the Company’s ownership interest from 50% to 80% and resulted in a change in accounting for this hospital from the equity method to a consolidated entity effective June 1, 2014. (13) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~70% of industry, including Encompass Health inpatient rehabilitation sites (14) Represents discharges from 126 consolidated hospitals in Q1 2018 and Q4 2017; 125 consolidated hospitals in Q3 2017; 124 consolidated hospitals in Q2 2017; and 122 consolidated hospitals in Q1 2017 (15) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (16) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (17) Represents home health admissions from 196 consolidated locations in Q1 2018; 198 consolidated locations in Q4 2017; 196 consolidated locations in Q3 2017; and 191 consolidated locations in Q2 2017 and Q1 2017 (18) Represents hospice admissions from 38 locations in Q1 2018; 37 locations in Q4 2017, Q3 2017 and Q2 2017; and 35 locations in Q1 2017 (19) In March 2006, the Company completed the sale of 400,000 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. In Q4 2013, the Company exchanged $320 million of newly issued 2.0% Convertible Senior Subordinated Notes due 2043 for 257,110 shares of its outstanding preferred stock. In April 2015, the Company exercised its rights to force conversion of all outstanding shares of its preferred stock. On the conversion date, each outstanding share of preferred stock was converted into 33.9905 shares of common stock, resulting in the issuance of 3,271,415 shares of common stock. (20) The application of the lower income tax rate that resulted from the Tax cuts and Jobs Act to the Company’s net deferred tax assets resulted in a net $1.2 million increase in tax expense in Q4 2017. Application of the new tax rate to the Company’s joint venture entities’ deferred tax liabilities resulted in a net reduction in tax expense in Q4 2017. The Company’s joint venture partners’ share of this net tax benefit was $4.6 million, which resulted in an increase in noncontrolling interest expense in Q4 2017.